Exhibit 10.57


                              LEASE AMENDMENT NO. 2

     THIS LEASE AMENDMENT NO. 2, made this 17th day of February, 1994, by and between KOLL HANCOCK TORREY PINES, a California General Partnership ("Landlord"), and AGOURON PHARMACEUTICALS, INC., a California Corporation ("Tenant").

     WHEREAS, by a lease dated as of December 8, 1992 Landlord leased to Tenant approximately 10,255 rentable square feet of office space ("Original Space") located in Suite 100 of the office building known as TORREY PINES BUSINESS AND RESEARCH PARK ("Building"), located at 10350 North Torrey Pines Road, La Jolla, California, for a term of four (4) years, beginning on February 1, 1993, and ending on April 30, 1997;

     WHEREAS, by written Lease Amendment No. 1, dated February 9, 1993, Landlord leased an additional 3,774 rentable square feet on the plaza level of the building to Tenant for a term commencing May 1, 1993 and terminating April 30, 1997. (The Lease, Lease Amendment No. 1, and Lease Amendment No. 2 are hereinafter referred to as "The Lease");

     WHEREAS, Landlord and Tenant desire to increase Tenant's Square Footage, and make certain other modifications to the Lease;

     NOW, THEREFORE, in consideration of the above stated premises and of the mutual promises and of the mutual promises and undertakings contained herein, the parties hereto agree as follows:

     1. Landlord hereby agrees to increase Tenant's Square Footage by 4,909 rentable square feet ("Expansion Space") to 18,938 rentable square feet. The Expansion Space shall mean Suite 250 as described in Exhibit B attached hereto and made a part hereof. The Expansion Space is hereby added to the definition of Leased Premises.

     2. The term for the second Expansion Space shall commence approximately May 1, 1994 or upon completion of Tenant Improvements, whichever is later ("Second Expansion Space Commencement Date").

     3.     Base Rent Schedule shall now be as follows:

          Monthly Base       Monthly Base     Monthly Base
          Rent for Original  Rent for First   Rent for Second   Total Monthly
Period    Space              Expansion Space  Expansion Space   Base Rent

5/1/94 -  $17,023.30         $5,510.04         $7,854.40        $30,387.74
4/30/95
5/1/95 -  $17,536.05         $5,510.04         $8,148.94        $31,195.03
4/30/96
5/1/96 -  $18,151.35          $5,510.04         $8,394.39       $32,055.78
4/30/97

     4. Landlord will be responsible for calendar year 1994 ("Base Year") Operating Costs for the Expansion Space. Tenant will be responsible for any increase in Operating Costs above the 1994 calendar year Base Year.

    5. Commencing on the Second Expansion Space Commencement Date, Tenant's "Pro Rata Share" shall increase to 10.447%.

     6. "Authorized Number of Parking Spaces" shall be increased from thirty-seven (37) spaces to fifty-one (51) spaces. There will be no parking fees for the Authorized Number of Parking Spaces during the Lease Term.

     7. Tenant shall pay $15,708.80 to Landlord upon execution of this Amendment. This payment represents the first monthly installment of Base Rent for the Expansion Space, and a security deposit of $7,854.40 to be added to the existing $21,918.04 for a total deposit of $29,772.44.

     8. Landlord will provide Tenant with an allowance of $20.00 per rental square foot to build the tenant improvements for the Expansion Space subject to mutually-approved floor plan. Landlord will construct and install the tenant improvements in the Expansion Space in accordance with the Work Letter Agreement. The cost of space planning, working drawings and permits will be part of the tenant improvement allowance.

     9. Tenant can install signage on the second floor subject to Landlord's reasonable approval.

     10. Except as modified by this Lease Amendment No. 2, all other terms, covenants and conditions contained in the Lease and Lease Amendment No. 1 shall remain in full force and effect. Initially capitalized terms not otherwise defined herein and amendments shall have the same meaning as contained in the Lease.

     IN WITNESS WHEREOF, the parties hereto have executed this LEASE AMENDMENT NO. 2 as of the date first above written, the execution and delivery thereof having been duly authorized.

          LANDLORD:
          KOLL HANCOCK TORREY PINES,
          A California General Partnership

          By:   ____________/s/___________

          By:   Bill Punel
               Its Authorized Signatories


          TENANT:
          AGOURON PHARMACEUTICALS, INC.
          A California Corporation

          By:  ____________/s/___________
               Peter Johnson
               Its:  President and CEO

          Date: ____2-23-94______________